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                                                                 EXHIBIT 99-8(b)

                               LETTER AGREEMENT

May 1, 1989


State Street Bank and Trust Company
P.O. Box 1713
Boston, MA  02015

Dear Sirs:

Pursuant to Section 14 of the Custodian Contract between Frank Russell Investment Company and State Street Bank and Trust Company, dated October 31, 1988, the Frank Russell Investment Company advises you that it is creating a new fund to be named the Real Estate Securities Fund (the "Fund") and that the Fund desires for State Street Bank and Trust Company to serve as the Custodian with respect to the Fund pursuant to the terms and conditions of the Custodian Contract. The fees to be charged by the Administrator to the Fund in return for its services are the same as in the Custodian Contract.

Please indicate your acceptance to act as Custodian to the Real Estate Securities Fund by executing the acceptance copy of this letter agreement and returning it to the undersigned.

Sincerely,

FRANK RUSSELL INVESTMENT COMPANY

By: /s/ George W. Weber
    -------------------------------
        George W. Weber
        Vice President  Operations

Accepted this 24th day of April, 1989


STATE STREET BANK AND TRUST COMPANY

By: /s/ signature illegible
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